                                 EXHIBIT 8(g)(2)
                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT AMONG

                       VARIABLE INSURANCE PRODUCTS FUND II

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                           PFL LIFE INSURANCE COMPANY

     WHEREAS, PFL LIFE INSURANCE COMPANY (the "Company"), VARIABLE INSURANCE PRODUCTS FUND II (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION have previously entered into a Participation Agreement (the "Agreement") containing certain arrangements concerning prospectus costs; and

     WHEREAS, the Trustees of the Fund have approved certain changes to the expense structure of the Fund; and

     NOW, THEREFORE, the parties do hereby agree to amend the Agreement by substituting the following arrangement in place of any inconsistent language in the Participation Agreement, wherever found:

     1. The Fund will provide to the Company each year, at the Fund's cost, such number of prospectuses and Statements of Additional Information as are actually distributed to the Company's then-existing variable life and/or variable annuity contract owners.

     2. If the Company takes camera-ready film or computer diskettes containing the Fund's prospectus and/or Statement of Additional Information in lieu of receiving hard copies of these documents, the Fund will reimburse the Company in an amount computed as follows. The number of prospectuses and Statements of Additional Information actually distributed to existing contract owners by the Company will be multiplied by the Fund's actual per-unit cost of printing the documents.

     3. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund in order to verify that the prospectuses and Statements of Additional Information provided to the Company, or the reimbursement made to the Company, are or have been used only for the purposes set forth hereinabove.

     IN WITNESS WHEREOF we have set our hand as of the 15th day of December, 1994.

     PFL LIFE INSURANCE COMPANY

     By:      /s/ Craig D. Vermie
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     Name:    Craig D. Vermie
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     Title:   Vice President, Assistant Secretary
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               and Associate General Counsel
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     VARIABLE INSURANCE PRODUCTS FUND II     FIDELITY DISTRIBUTORS CORPORATION

     By:      /s/ J. Gary Burkhead           By:     /s/ Kurt A. Lange
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     Name:    J. Gary Burkhead               Name:   Kurt A. Lange
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     Title:   Senior Vice President          Title:  President
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